Exhibit 99.1
Acumen Pharmaceuticals Announces $35.75 Million Private Placement to Advance Potential Best-in-Class Molecules from Amyloid Beta Oligomer-Selective Enhanced Brain Delivery Portfolio
•Financing demonstrates conviction in oligomer-selective approach and follows strong preclinical data, including in vitro, in vivo and non-human primate study results, that support development candidates in Acumen’s transferrin-receptor targeting Enhanced Brain Delivery (EBDTM) program
•Candidates exceeded key preclinical criteria, demonstrating elevated brain exposure in non-human primates up to 40-fold over native antibodies, low risk of anemia, and robust stability profiles to enable subcutaneous administration
•Lead clinical candidate IND targeted for mid-2027

NEWTON, Mass., Mar. 16, 2026 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (“Acumen” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics that target toxic soluble amyloid b oligomers (AβOs) for the treatment of Alzheimer’s disease (AD), today announced that it has entered into a securities purchase agreement with certain institutional and accredited investors for a private placement of approximately $35.75 million of shares of its common stock at a price of $3.30 per share. Acumen expects to receive gross proceeds from the offering of approximately $35.75 million, before deducting offering expenses.

“This financing from committed institutional investors strongly validates our portfolio and our Enhanced Brain Delivery strategy,” said Daniel O’Connell, Chief Executive Officer of Acumen. “The transaction also underscores confidence in the potential value we are building with amyloid b oligomer-targeted antibodies for Alzheimer’s patients, caregivers and stakeholders in alignment with Acumen’s vision.”

The private placement was led by existing investor RA Capital Management, with participation from other investors, including ADAR1 Capital Management, Sands Capital, and a large investment management firm.

The private placement is expected to close on or about March 16, 2026, subject to the satisfaction of customary closing conditions.

Proceeds from the financing are expected to primarily support Acumen’s Enhanced Brain Delivery (EBD) program, including ongoing preclinical development work to support the nomination of a lead clinical candidate molecule, and for working capital and other general corporate purposes. Submission of an IND with respect to a lead clinical candidate is targeted for mid-2027.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Acumen has agreed to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement, no later than two business days after the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2025.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

EBD Non-Human Primate (NHP) Study Results

On March 16, 2026, Acumen also announced certain preclinical data, including in vitro, in vivo and NHP study results, that support development candidates in Acumen’s EBD program, conducted utilizing JCR Pharmaceuticals’ (“JCR”) blood-brain barrier penetrating technology, J-Brain Cargo®. The development candidate results are consistent and predictive across in vitro and in vivo studies, including murine and NHP data. Findings include:

    Enhanced Brain Penetration
o    Development candidates achieved 14-40x higher brain levels in NHPs compared to native antibodies at 24 hours
    Low Anemia Risk
o    Hematology data in NHPs indicate low potential for anemia with no adverse effects observed
    Subcutaneous Dosing Capability
o    Favorable stability profile and enhanced brain delivery support subcutaneous administration with low-volume devices

Acumen’s EBDTM program is part of an ongoing collaboration between Acumen and JCR announced in July 2025. J-Brain Cargo® technology is JCR’s proprietary drug delivery system that efficiently delivers drugs to target tissues, including the central nervous system, through receptor-mediated transcytosis. It is applicable to various modalities including antibodies, enzymes, oligonucleotides, lipid nanoparticles, gene and cell therapy, peptides and decoy receptors.

“We are very pleased with the preclinical EBD candidate profiles generated to date and impressed with the level of expertise contributed by our partner to ensure we exceeded our target profile for the program,” said Jim Doherty, President and Chief Development Officer of Acumen. “Candidates have shown robust in vivo brain penetration in multiple species, hematology endpoints in non-human primates suggestive of a low potential for anemia risk, and stability results supportive of subcutaneous dosing. Ours is the only EBD program in the anti-amyloid space that pairs an Aβ oligomer-targeting antibody with a validated TfR-targeting antibody technology, underscoring an exciting opportunity to develop a potential best-in-class treatment for people living with Alzheimer’s Disease.”

About Acumen Pharmaceuticals, Inc.

Acumen Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its lead investigational product candidate, sabirnetug (ACU193), a humanized monoclonal antibody that selectively targets toxic soluble AβOs, in its ongoing Phase 2 clinical trial ALTITUDE-AD (NCT06335173) in early symptomatic Alzheimer’s disease patients, following positive results in its Phase 1 trial INTERCEPT-AD. Acumen is also investigating a subcutaneous formulation of sabirnetug using Halozyme’s proprietary ENHANZE® drug delivery technology. Acumen is also collaborating with JCR Pharmaceuticals to develop an Enhanced Brain Delivery (EBD™) therapy for Alzheimer’s disease utilizing a transferrin-receptor-targeting blood-brain barrier-penetrating technology. The company is headquartered in Newton, Mass.

About the J-Brain Cargo® Platform Technology

JCR Pharmaceuticals has developed a proprietary blood-brain barrier (BBB)-penetrating technology, J-Brain Cargo®, to bring biotherapeutics into the central nervous system (CNS). The first drug developed based on this technology is IZCARGOTM (INN: pabinafusp alfa) and is approved in Japan for the treatment of a lysosomal storage disorder.

 About JCR Pharmaceuticals Co., Ltd.

JCR Pharmaceuticals Co., Ltd. is a global specialty pharmaceutical company that develops treatments that go beyond rare diseases to solve the world’s most complex healthcare challenges. JCR continues to build upon our 50-year legacy in Japan while expanding our global footprint into the US, Europe, and Latin America. JCR’s innovative therapies address conditions like growth disorder, MPS II, Fabry disease, acute graft-versus-host disease, and renal anemia. JCR is also developing treatments for rare diseases like MPS I, MPS II, MPS IIIA and B, and more.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” “milestone” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the expected gross proceeds, use of proceeds and anticipated timing for closing of Acumen’s private placement, as well as Acumen’s business, the results and significance of Acumen's preclinical data that support development candidates in the Company’s EBD program, and Acumen’s plans to develop a candidate to treat Alzheimer's Disease utilizing EBD technology, including its expectations with respect to timing for the submission of an IND, as well as its potential for developing a best-in-class therapeutic candidate for people living with Alzheimer’s Disease. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen.  Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

CONTACTS:

Investors:
Alex Braun
abraun@acumenpharm.com

Media:
ICR Healthcare
AcumenPR@icrhealthcare.com